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

EXHIBIT 11 - Statement Re:  Computation of Earnings Per Share

--------------------------------------------------------------------------------------
                                           Three Months Ended        Nine Months Ended
                                              September 30,             September 30,
(In thousands)                             1996        1995(1)       1996      1995(1)
--------------------------------------------------------------------------------------

Primary
    Average shares outstanding ......      15,800      16,468       16,104      16,484
    Common stock equivalents:
        Net effect of the assumed
        exercise of stock options and
        stock warrants based on
        average market price ........         399         498          406         489
                                          -------     -------      -------     -------

Primary average shares ..............      16,199      16,966       16,510      16,973
                                          =======     =======      =======     =======

Net income applicable to common
    shares ..........................     $ 3,754     $ 4,114      $10,527     $12,244

Primary net income per share ........     $   .23     $   .24      $   .64     $   .72


Fully diluted
    Average shares outstanding ......      15,800      16,468       16,104      16,484
    Common stock equivalents:
        Net effect of the assumed
        exercise of stock options and
        stock warrants based on end
        of period market price ......         420         533          414         506
                                          -------     -------      -------     -------

Fully diluted average shares ........      16,220      17,001       16,518      16,990
                                          =======     =======      =======     =======

Net income applicable to common
    shares ..........................     $ 3,754     $ 4,114      $10,527     $12,244

Fully diluted net income per share ..     $   .23     $   .24      $   .64     $   .72


(1)   Share figures for 1995 have been restated for the 10% stock dividend issued in December 1995.

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